UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 27, 2022, Kala Pharmaceuticals, Inc. (the “Company”) and Combangio, Inc., a wholly-owned subsidiary of the Company, entered into an amendment (the “Loan Amendment”) with Oxford Finance LLC to the Loan and Security Agreement, dated May 4, 2021 (as amended, the “Loan Agreement”), by and among the Company, Combangio, Inc. and Oxford Finance LLC, in its capacity as lender (in such capacity, the “Lender”), and in its capacity as collateral agent (in such capacity, the “Agent”). Pursuant to the Loan Amendment, the Lender and Agent agreed to amend certain provisions of the Loan Agreement to permit the transfer of the listing of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from The Nasdaq Global Select Market to The Nasdaq Capital Market. Pursuant to the Loan Amendment, the Company agreed (A) to make partial prepayments of the principal amount of the term loan outstanding under the Loan Agreement as follows (the “Prepayments”): (1) a payment of $5,000,000 on or before June 30, 2023, representing a partial prepayment of principal in the amount of $4,672,897.20, plus a final payment fee of $327,102.80 and (2) a payment of $5,000,000 on or before January 31, 2024, representing a partial prepayment of principal in the amount of $4,672,897.20, plus a final payment fee of 327,102.80 and (B) the start date for the Company to make amortization payments under the Loan Agreement shall be changed from January 1, 2026 to January 1, 2025 (the “Amortization Date”).

Pursuant to the Loan Amendment, in addition to the Prepayments, if the Company makes an additional prepayment under the Loan Agreement equal to $5,000,000 (inclusive of the final payment fee) on or prior to December 31, 2024 (the “First Extension Prepayment”), the Amortization Date will be automatically changed to July 1, 2025, and the maturity date of the Loan Agreement will be automatically changed from May 1, 2026 to November 1, 2026. If, in addition to the Prepayments and the First Extension Prepayment, the Company makes an additional prepayment under the Loan Agreement equal to $2,500,000 (inclusive of the final payment fee) on or prior to June 30, 2025 (the “Second Extension Prepayment”), the Amortization Date will be automatically changed to January 1, 2026, and the maturity date of the Loan Agreement will be automatically changed to May 1, 2027.

Under the Loan Amendment, the Lender and Agent also agreed to waive the prepayment fees for the Prepayments, the First Extension Prepayment, the Second Extension Prepayment and any other prepayments under the Loan Agreement. Pursuant to the Loan Agreement, the Company also will be required to pay all accrued and unpaid interest on the principal amounts of the term loan being repaid at the time of repayment.

The description of the Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

IND Acceptance

On December 27, 2022, the Company announced that the U.S. Food and Drug Administration (the “FDA”) has accepted an investigational new drug (“IND”) application for the Company’s lead product candidate, KPI-012, for the treatment of persistent corneal epithelial defect (“PCED”).

The Company expects to initiate a Phase 2b clinical trial of KPI-012 for PCED in the first quarter of 2023. The Phase 2b clinical trial will be a multicenter, randomized, double-masked, vehicle-controlled, parallel-group study to evaluate the safety and efficacy of two doses of KPI-012 ophthalmic solution compared to vehicle when dosed topically four times per day for 56 days. The trial is expected to enroll approximately 90 adult patients with PCED, and the primary endpoint of the trial will be complete healing of the PCED as measured by corneal fluorescein staining. The Company expects to report topline data from the trial in the first quarter of 2024. If the results are positive, the Company believes the trial could serve as the first of two pivotal trials required to support the submission of a Biologics License Application to the FDA.

Second Closing of Private Placement

As previously disclosed, on November 28, 2022, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private placement priced at-the-market under Nasdaq rules, shares (the “Common Shares”) of Common Stock and shares (the “Preferred Shares”, and together with the Common Shares, the “Private Placement Shares”) of Series E Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company (the “Series E Preferred Stock”), in two tranches for aggregate gross proceeds of up to $31.0 million (collectively, the “Private Placement”).

On December 1, 2022, the Company issued and sold to the Purchasers at the first closing of the Private Placement, (i) 76,813 Common Shares, at a price per Common Share equal to $5.75 and (ii) 9,666 Preferred Shares, at a price per Preferred Share equal to $575.00 (the “Preferred Stock Price”), for aggregate gross proceeds of approximately $6.0 million.

On December 27, 2022, following the certification by the Chief Executive Officer of the Company that the FDA accepted the Company’s IND application for KPI-012, the Company issued and sold to the Purchasers at a second closing of the Private Placement a total of 43,478 Preferred Shares, at a price per Preferred Share equal to the Preferred Stock Price, for aggregate gross proceeds of approximately $25.0 million. The Private Placement and related matters are described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2022.

Cash Runway

The Company anticipates that its existing cash and cash equivalents, including the gross proceeds from the Private Placement, will enable it to fund its operations, lease and debt service obligations and capital expenditure requirements for approximately 24 months. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects.

Nasdaq Listing

As previously disclosed, on July 6, 2022, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the listing of its Common Stock was not in compliance with Nasdaq Listing Rule 5450(b)(2)(A) (the “Minimum MVLS Requirement”) for continued listing on The Nasdaq Global Select Market, as the market value of the Company’s listed securities was less than $50,000,000 for the previous 30 consecutive business days. The Staff also noted in its July 2022 letter that the Company was not in compliance with Nasdaq Listing Rule 5450(b)(1)(A), as its stockholders’ equity was less than $10,000,000 and Nasdaq Listing Rule 5450(b)(3)(A), as its total assets and total revenue for the most recently completed fiscal year or for two of the three most recently completed fiscal years were less than $50,000,000. A company that has its primary equity security listed on The Nasdaq Global Select Market must satisfy at least one of the standards in Nasdaq Listing Rule 5450(b).

In addition, as previously disclosed, on December 5, 2022, the Company received a deficiency letter from the Staff of Nasdaq notifying the Company that the listing of its Common Stock was not in compliance with Nasdaq Listing Rule 5450(b)(2)(C) (the “Minimum MVPHS Requirement”) for continued listing on The Nasdaq Global Select Market, as the market value of the Company’s publicly held shares was less than $15,000,000 for each of the previous 30 consecutive business days.

In accordance with Nasdaq Listing Rule 5810(c)(3), the Company was provided a period of 180 calendar days, or until January 2, 2023, to regain compliance with the Minimum MVLS Requirement and a period of 180 calendar days, or until June 5, 2023, to regain compliance with the Minimum MVPHS Requirement. Alternatively, if the Company does not regain compliance with the Minimum MVLS Requirement or the Minimum MVPHS Requirement by the applicable compliance date, the Company may be eligible to transfer the listing of its Common Stock to The Nasdaq Capital Market, provided that the Company then meets the applicable requirements for continued listing on The Nasdaq Capital Market.

Following the receipt of the gross proceeds from the second tranche of the Private Placement and as of the date of this Current Report on Form 8-K, the Company believes it meets all of the applicable requirements to transfer the listing of its Common Stock from The Nasdaq Global Select Market to The Nasdaq Capital Market, including the requirements under Nasdaq’s “Equity” standard to maintain a minimum stockholders equity of $2.5 million and a minimum market value of publicly held securities of $1.0 million. Accordingly, the Company has applied to transfer the listing of its Common Stock to The Nasdaq Capital Market.

If Nasdaq does not approve a transfer to The Nasdaq Capital Market, and the Company does not regain compliance with the Minimum MVLS Requirement by January 2, 2023, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may request a hearing before a Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company receives a delisting notice and requests a hearing, it will be successful in maintaining its listing on Nasdaq.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Third Amendment to Loan and Security Agreement, dated December 27, 2022, by and among Kala Pharmaceuticals, Inc., Combangio, Inc. and Oxford Finance LLC, as collateral agent and lender
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including but not limited to statements about the Company’s expectations with respect to potential advantages of KPI-012 and its mesenchymal stem cell secretome (“MSC-S”) platform; anticipated timelines to initiate the Phase 2b clinical trial of KPI-012 and report topline data; the design of the Phase 2b clinical trial; the clinical utility of KPI-012 for PCED; anticipated regulatory filings; plans to pursue research and development of KPI-012 and its MSC-S platform for other indications; the timing and likelihood of prepayments under the Loan Agreement; its ability to transfer the listing of its Common Stock to The Nasdaq Capital Market and comply with the requirements for continued listing on The Nasdaq Capital Market; the sufficiency of the Company’s cash resources for the period anticipated; and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s ability to comply with the covenants under its outstanding loan agreement; uncertainties inherent in the initiation and conduct of preclinical studies and clinical trials; uncertainties regarding availability and timing of data from clinical trials; whether results of early clinical trials or trials in different disease indications will be indicative of the results of ongoing or future trials; whether results of the Phase 1b clinical trial of KPI-012 will be indicative of results for any future clinical trials and studies of KPI-012, including the planned Phase 2b clinical trial; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; the Company’s ability to retain and hire key personnel; the impact of extraordinary external events, such as the current pandemic health event resulting from the novel coronavirus (COVID-19), and their collateral consequences; the sufficiency of cash resources and need for additional financing and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission. These forward-looking statements represent the Company’s views as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: December 27, 2022	By:	/s/ Eric L. Trachtenberg
		Name:	Eric L. Trachtenberg
		Title:	General Counsel, Chief Compliance Officer & Corporate Secretary